SETTLEMENT AGREEMENT
                              --------------------

     This Settlement Agreement (this "Agreement") is made this 18th day of February 2005, by MCI WorldCom Network Services, Inc. assignee of MCI WorldCom Communications Inc., UUNet Technologies, Inc., and MCI International Inc. successor by merger of WorldCom Int'l Data Services, Inc., their respective parent entity, affiliates and subsidiaries (collectively referred to as "MCI"), all corporations organized under the laws of the State of Delaware with the principal place of business at 22001 Loudoun County Parkway, Ashburn, Virginia 20147, and GTC Telecom Corp., formerly known as GenX LLC d/b/a Preferred Discount Plan (collectively "GTC"), a corporation organized under the laws of the State of Nevada, with its principal place of business at 3151 Airway Avenue, Suite P-3, Costa Mesa, California 92626. The signatories to this Agreement will hereafter be referred to jointly as the "Parties" or individually as "Party".

     This Agreement is made as a compromise between the Parties for the complete and final settlement of their claims, differences, and causes of action with respect to the disputes described below.

                                    PREAMBLE
                                    --------

     WHEREAS, MCI provided telecommunication services to GTC pursuant to a Telecommunications Service Agreement between MCI WorldCom Network Services Inc. and GENX LLC dated August 20, 1999, Digital Services Agreement between MCI WorldCom Network Services Inc. and GTC Telecom Inc, successor in interest to GENX, LLC dated November 20, 2002 and that certain Internet Services Resellers Agreement between GTC Telecom Inc. and UUNet Technologies Inc. dated May 20, 2002 (Services);

     WHEREAS, GTC has outstanding account balances with respect to the Services however, has been unable to make timely payments as required by MCI. (the "Dispute");

     WHEREAS, MCI disconnected said Services on or about July 12, 2004: WHEREAS, MCI and GTC desire to avoid the necessity, expense, inconvenience, and uncertainty of litigation and instead to resolve and settle all claims and disputes between them arising out of, or in any way related to the Dispute;

     NOW, THEREFORE, in consideration of the releases and mutual promises contained herein and other good and valuable consideration exchanged between MCI and GTC, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.0     SETTLEMENT

     1.1 GTC shall pay to MCI the amount of Seven Hundred and Fifty Thousand Dollars and no/100 ($750,000.00) ("Settlement Payment"), on or before March 31, 2005.

     1.2 All payments made by GTC pursuant to this Agreement shall be sent in the form of a certified check payable to: "MCI WorldCom Network Services Inc" priority overnight mail to:

           Bank  One
           525  West  Monroe  Street,  8th  Floor  Mailroom,
           Attention:  Lockbox  93825-MCI
           Chicago,  Illinois,  60661

     1.3 Upon receipt of the Settlement Payment, MCI shall release its security agreement dated October 24, 2004 with GTC by promptly filing UCC releases in all states where it previously filed UCC-1's.

     1.4 The Parties' performance of all obligations set forth in this Agreement shall finally settle and resolve, among other things, all claims asserted or which could have been asserted by MCI or GTC as of the date of this Agreement regarding the Dispute. The parties agree to bear their own costs associated with the Dispute, including, but not limited to, filing costs, attorneys' fees, and expenses.

2.0     COMPROMISE

     The Parties agree and acknowledge that this Agreement is the result of a compromise between the Parties for the complete and final settlement of their claims, differences, and causes of action regarding the Dispute, and shall never be construed as an admission by MCI or GTC of any liability, wrongdoing, or responsibility on the part of either of the Parties or on the part of either of the Parties' predecessors, successors, assigns, agents, parents, subsidiaries, affiliates, directors, officers, or employees. In fact, the Parties expressly deny any such liability, wrongdoing, or responsibility.

3.0     RELEASE

     3.1 In consideration hereof, GTC and all its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, directors, officers, employees, and attorneys hereby release and forever discharge MCI and all its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, directors, officers, employees, and shareholders from and against all actions, causes of action, claims, suits, debts, damages, judgments, liabilities, and demands whatsoever, whether matured or unmatured, whether at law or in equity, whether before a local, state, or federal court, state or federal administrative agency or commission, or arbitration tribunal, regardless of location and whether now known or unknown, liquidated or unliquidated, that GTC now has or may have had, or thereafter claims to have regarding issues arising out of or related to the Dispute or any other creditor debtor matter between the Parties, on behalf of itself, or any other person or entity, at any time prior to and including the date of this Agreement.

     3.2 In consideration hereof, MCI and all its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, directors, officers, employees, and attorneys hereby release and forever discharge GTC and all its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, directors, officers, employees, and shareholders from and against all actions, causes of action, claims, suits, debts, including but not limited to those accounts on Exhibit "A," damages, judgments, liabilities, and demands whatsoever, whether matured or unmatured, whether at law or in equity, whether before a local, state, or federal court, state or federal administrative agency or commission, or arbitration tribunal, regardless of location and whether now known or unknown, liquidated or unliquidated, that MCI now has or may have had, or thereafter claims to have regarding issues arising out of or related to the Dispute or any other creditor debtor matter between the Parties, on behalf of itself, or any other person or entity, at any time prior to and including the date of this Agreement.

     3.3 The Parties acknowledge that they are entering into this Agreement based on their own investigation of the facts, and are not relying on any representations or warranties except as may have been expressly made herein.

4.0     CONFIDENTIALITY

     The Parties agree that neither of them will disclose the contents of this Agreement, the details or terms of the settlement except (i) to the extent as required by any governmental agency including but not limited to audit and reporting required by the SEC and the Sarbanes-Oxley Act; (ii) otherwise required to be disclosed by law; (iii) required by indemnifying parties; (iv) or necessary in any legal proceedings in order to enforce any provision of this Agreement. The Parties agree that they will notify each other in writing, within five (5) days of receipt of any subpoena, court order or other administrative order requiring disclosure herein or within five (5) calendar days of seeking indemnification. Notwithstanding the above, the Parties acknowledge that GTC will file a Current Report on Form 8-K detailing the material terms of this Agreement, as required by SEC regulations, within four
(4)  business  days  of  the  execution  of  this  Agreement.

5.0     MISCELLANEOUS  TERMS  AND  CONDITIONS

     5.1 The Parties hereby confirm and ratify the accuracy and truthfulness of the above Preamble of this Agreement, and hereby incorporate by reference the Preamble as though it were fully set forth herein.

     5.2 This document contains the complete Agreement between the Parties with respect to its subject matter and supercedes any and all prior agreements, understanding, promises, warranties, and representations made by each Party to the other concerning the subject matter.

     5.3 This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same Agreement. A Party may deliver this Agreement by transmitting a facsimile copy of this Agreement to the other Party. A facsimile copy of this Agreement, including the executed signature page thereof, shall be deemed an original.

     5.4 The Parties represent that neither have not filed or caused to be filed any complaints or other actions against the other respectively, or against any of its predecessors, successors, parents, direct subsidiaries, indirect subsidiaries, affiliates, assigns, heirs, agents, transferees, directors, officers, employees, and shareholders with any local, state, or federal court, state or federal administrative agency or commission, or arbitration tribunal, regardless of location.

     5.5 The Parties hereby agree that they will not make any claim or demand, or commence any action against any third party who might claim contribution, indemnity, or other relief over against the said Parties.

     5.6 This Agreement may be modified only by a written document signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.

     5.7 The Parties agree to execute and exchange any such further documentation as may be reasonably required to give effect to the Agreement.

     5.8 This Agreement shall be binding upon and inure to the benefit of the Parties thereto, their predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees, and attorneys. Each of the signatories of this Agreement represents and warrants that he is authorized to execute this Agreement and to bind the Parties hereto.

     5.9 If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

     5.10 The Parties hereby warrant and represent that they have not assigned or in any way transferred or conveyed all or any portion of the claims covered by this Agreement, and to their knowledge, no other person or entity has a right to any claim that purports to be settled by this Agreement. The Parties acknowledge and agree that this warranty and representation is an essential and material term of this Agreement, without which they would not have entered into it. The Parties each agree to defend and to hold each other harmless against the claims of any other person or entity asserting a claim or right that purports to be settled by the Agreement.

     5.11 The Parties acknowledge that they have had the opportunity to consult with legal counsel of their choosing prior to entering into this Agreement, that they know and understand this Agreement's contents, and that they are executing this Agreement knowingly and voluntarily. Each Party acknowledges that it has not relied on or made any promise or representation to the other Party that is not contained within this Agreement.

     5.12 The Parties cooperated in the drafting of this Agreement, and in the event that it is determined that any provision herein is ambiguous, that provision shall not be presumptively construed against either Party.

     5.13 In the event that either Party breaches any term of this Agreement and the other Party is required to employ counsel to enforce its rights, the prevailing Party shall recover its attorneys' fees and costs incurred therein.

     5.14 Any notices required under this Agreement shall be served upon the Parties via telecopier and overnight priority mail as follows:

     Notices  to  MCI:
     Maureen  F.  Del  Duca
     Vice  President  /Chief  Legal  Counsel
     MCI,  Inc.
     1133  19th  Street,  NW
     Washington,  DC  20036
     Telephone  No.  (202)  736-6616
     Telecopier  No.  (202)  736-6320

     Catherine  P.  Bollinger
     Associate  Counsel
     MCI, Inc.
     1133  19th  Street,  NW
     Washington,  DC  20036
     Telephone  No.  (202)  736-6616
     Telecopier  No.  (202)  736-6320

     Notices  to  GTC:

     Vi  Bui
     General  Counsel
     GTC  Telecom  Corporation
     3151  Airway  Avenue,  Suite  P-3
     Costa  Mesa,  California  92626
     Telephone  No.  (714)  549-7700
     Telecopier  No.  (714)  549-7707

     5.15 This Agreement shall be governed, in all respects, under the laws of the State of Oklahoma, irrespective of its choice of law rules. Any legal action or preceeding with respect to this Agreement may be brought in the Courts of the State of Oklahoma in and for the County of Tulsa or U.S. District Court for the Northern District of Oklahoma. By execution hereof, the parties hereby submit to such jurisdiction and expressly waive whatever rights may correspond to either of them by reason of the present of future domicile.

     5.16 The undersigned represents and warrants that he or she is authorized to execute this Agreement and to bind the Party whom he or she represents thereto.

     IN WITNESS WHEREOF, we have hereunto set our hands and seals as of the date above written.

MCI:



By:  /s/ Anastasia D. Kelly                  Date:  3/06/05
     --------------------------------
     Anastasia  Kelly
     Executive Vice President & General Counsel


GTC:

By:  /s/ Gerald A. DeCiccio                  Date:  2/18/05
     --------------------------------
     Gerald A. DeCiccio
     Chief Financial Officer


                                  Exhibit "A"

                                List of Accounts

Promissory Note, as Amended  MCI WorldCom Network Services, Inc.  $4,550,437.05
Account No. 0099283          MCI WorldCom Network Services, Inc.  $      549.56
Account No. 2100112988       UUNet Technologies, Inc.             $1,181,828.32
Account No. xu95686          MCI WorldCom Network Services, Inc.  $  483,330.65
Account No. 4857374          MCI WorldCom Network Services, Inc.  $      642.22
Account No. R2014888         MCI WorldCom Network Services, Inc.  $    1,447.51
Account No. 23436706         MCI International,  Inc.             $   11,340.96
Account No. 86337649         MCI International, Inc.              $        0